Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Fourth Quarter Revenue of $367 Million - 45% Growth Year over Year

SMB Returns to Year over Year Growth in Fourth Quarter

SAN JOSE, California – February 3, 2021 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the fourth quarter and full year ended December 31, 2020.

•	Fourth quarter 2020 net revenue of $367.1 million, an increase of 45.1% from the comparable prior year quarter.
•	Fourth quarter 2020 GAAP operating income of $33.8 million, or 9.2% of net revenue, as compared to operating loss of $0.2 million, or (0.1)% of net revenue, in the comparable prior year quarter.
◦	Fourth quarter 2020 non-GAAP operating income of $40.3 million, or 11.0% of net revenue, as compared to $11.0 million, or 4.4% of net revenue in the comparable prior year quarter.
•	Fourth quarter 2020 GAAP net income per diluted share of $0.99, as compared to net loss per diluted share of $0.01 in the comparable prior year quarter.
◦	Fourth quarter 2020 non-GAAP net income per diluted share of $0.99, as compared to $0.34 in the comparable prior year quarter.
•	Fiscal 2020 net revenue of $1.26 billion, an increase of 25.7% from the prior year.
•	Fiscal 2020 GAAP operating income of $75.5 million, or 6.0% of net revenue, as compared to $26.2 million, or 2.6% of net revenue, in the prior year.
◦	Fiscal 2020 non-GAAP operating income of $110.8 million, or 8.8% of net revenue, as compared to $64.5 million, or 6.5% of net revenue in the prior year.
•	Fiscal 2020 GAAP net income per diluted share of $1.90, as compared to $0.81 in the prior year.
◦	Fiscal 2020 non-GAAP net income per diluted share of $2.88, as compared to $1.87 in the prior year.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “NETGEAR ended 2020 with another outstanding quarter, delivering 45% revenue growth and 11% non-GAAP operating margin. In a year without parallel, the NETGEAR team rallied against countless obstacles to continually surpass our expectations while remaining efficient to produce strong operating leverage on our growth. At the heart of the strong demand for our products are families working and learning from home – these families need to solve for high speed, high-capacity bandwidth that stretches to every corner of the home. This is fueling rapid growth of a new premium segment that is defined by a WiFi 6 mesh system with tri-band architecture. At the forefront of this technology, NETGEAR has commanding share in this segment. We continued our pace of adding new subscribers, which were up by 68,000 in Q4 to 437,000 paid subscribers, and far surpassed our goal for the year. As a long-tenured market leader NETGEAR will continue to innovate to deliver the leading products and services that customers increasingly demand.”

Mr. Lo continued, “We sustained our strong momentum in Q4 in Connected Home and delivered more than 60% year over year growth in both the retail and service provider channels. On the SMB side, we continued to execute on our strategy to offer high performance ProAV and work-from-home solutions, with leading edge WiFi access points plus plug-and-play switches. This produced another quarter of strong sequential growth, coming in at 16%, and a return to year over year growth. We feel NETGEAR is on a great trajectory and are excited about 2021.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We had another impressive quarter of strong cash flow, generating $46.1 million in cash from operations in the fourth quarter. Preserving strong liquidity and generating cash are paramount as the pandemic continues into 2021.”

Business Outlook

Mr. Murray continued, “As supply is expected to remain constrained, and with an anticipated sequential step-down in sales to service providers, our first quarter net revenue is expected to be in the range of $300 million to $315 million. Our GAAP operating margin for the first quarter is expected to be in the range of 4.5% to 5.5%, and non-GAAP operating margin is expected to be in the range of 8.0% to 9.0%. Our GAAP tax rate is expected to be approximately 28%, and our non-GAAP tax rate is expected to be 24.5% for the first quarter of 2021. While we are confident in our ability to provide guidance at this time, we do so with the caveat that considerable uncertainty remains in the market due to the COVID-19 pandemic, and should unforeseen events occur, in particular related to transportation delays in Southern California where our main distribution center is located, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	March 28, 2021
	Operating Margin Rate	Tax Rate

GAAP	4.5% - 5.5%	28.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.5%	-
Stock-based compensation expense	2.3%	-
Restructuring and other charges	0.7%	-
Non-GAAP tax adjustments	-	(3.5)%
Non-GAAP	8.0% - 9.0%	24.5%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2021 today, Wednesday, February 3, 2021 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 7797905. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2021 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to innovate and respond to this demand; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain and potential disruptions in the Company’s transportation network, including with respect to the Company’s main distribution center located in Southern California; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2020, filed with the Securities and Exchange Commission on October 30, 2020. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$346,460	$190,208
Short-term investments	6,858	5,499
Accounts receivable, net	337,052	277,168
Inventories	172,112	235,489
Prepaid expenses and other current assets	30,696	35,745
Total current assets	893,178	744,109
Property and equipment, net	16,080	17,683
Operating lease right-of-use assets, net	29,411	28,917
Intangibles, net	3,899	10,104
Goodwill	80,721	80,721
Other non-current assets	82,750	74,279
Total assets	$1,106,039	$955,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,902	$80,531
Accrued employee compensation	35,020	20,024
Other accrued liabilities	218,375	189,547
Deferred revenue	13,458	6,450
Income taxes payable	7,318	1,839
Total current liabilities	365,073	298,391
Non-current income taxes payable	19,174	15,307
Non-current operating lease liabilities	25,512	25,434
Other non-current liabilities	6,896	7,988
Total liabilities	416,655	347,120
Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	882,709	831,365
Accumulated other comprehensive income (loss)	(35)	21
Accumulated deficit	(193,320)	(222,723)
Total stockholders’ equity	689,384	608,693
Total liabilities and stockholders’ equity	$1,106,039	$955,813

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net revenue	$367,073	$378,114	$252,971	$1,255,202	$998,763
Cost of revenue	255,957	264,620	183,388	883,050	704,535
Gross profit	111,116	113,494	69,583	372,152	294,228
Gross margin	30.3%	30.0%	27.5%	29.6%	29.5%
Operating expenses:
Research and development	23,376	24,529	20,799	88,788	77,982
Sales and marketing	40,645	39,794	34,263	147,854	138,150
General and administrative	16,066	16,467	13,965	61,148	49,432
Other operating expenses (income), net	(2,813)	538	767	(1,182)	2,476
Total operating expenses	77,274	81,328	69,794	296,608	268,040
Income (loss) from operations	33,842	32,166	(211)	75,544	26,188
Operating margin	9.2%	8.5%	(0.1)%	6.0%	2.6%
Interest income	27	98	417	436	2,539
Other income (expense), net	(390)	(515)	419	(5,177)	844
Income before income taxes	33,479	31,749	625	70,803	29,571
Provision for income taxes	2,531	6,214	1,045	12,510	3,780
Net income (loss)	$30,948	$25,535	$(420)	$58,293	$25,791

Net income (loss) per share:
Basic	$1.02	$0.85	$(0.01)	$1.95	$0.83
Diluted	$0.99	$0.83	$(0.01)	$1.90	$0.81

Weighted average shares used to compute net income (loss) per share:
Basic	30,331	30,037	30,103	29,897	30,936
Diluted	31,235	30,741	30,103	30,640	31,965

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP gross profit	$111,116	$113,494	$69,583	$372,152	$294,228
GAAP gross margin	30.3%	30.0%	27.5%	29.6%	29.5%
Amortization of intangibles	178	179	178	714	714
Stock-based compensation expense	962	923	714	4,091	2,843
Non-GAAP gross profit	$112,256	$114,596	$70,475	$376,957	$297,785
Non-GAAP gross margin	30.6%	30.3%	27.9%	30.0%	29.8%

GAAP research and development	$23,376	$24,529	$20,799	$88,788	$77,982
Stock-based compensation expense	(1,304)	(1,138)	(2,556)	(5,183)	(6,532)
Non-GAAP research and development	$22,072	$23,391	$18,243	$83,605	$71,450

GAAP sales and marketing	$40,645	$39,794	$34,263	$147,854	$138,150
Amortization of intangibles	(1,266)	(1,291)	(1,341)	(5,238)	(6,017)
Stock-based compensation expense	(2,038)	(1,927)	(2,846)	(7,634)	(9,069)
Non-GAAP sales and marketing	$37,341	$36,576	$30,076	$134,982	$123,064

GAAP general and administrative	$16,066	$16,467	$13,965	$61,148	$49,432
Stock-based compensation expense	(3,475)	(3,230)	(2,838)	(13,597)	(10,693)
Non-GAAP general and administrative	$12,591	$13,237	$11,127	$47,551	$38,739

GAAP other operating expenses (income), net	$(2,813)	$538	$767	$(1,182)	$2,476
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	3,204	(187)	224	2,928	25
Restructuring and other charges	(391)	(329)	(931)	(1,702)	(2,077)
Litigation reserves, net	—	(22)	(60)	(44)	(160)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP total operating expenses	$77,274	$81,328	$69,794	$296,608	$268,040
Amortization of intangibles	(1,266)	(1,291)	(1,341)	(5,238)	(6,017)
Stock-based compensation expense	(6,817)	(6,295)	(8,240)	(26,414)	(26,294)
Separation expense	—	—	—	—	(264)
Change in fair value of contingent consideration	3,204	(187)	224	2,928	25
Restructuring and other charges	(391)	(329)	(931)	(1,702)	(2,077)
Litigation reserves, net	—	(22)	(60)	(44)	(160)
Non-GAAP total operating expenses	$72,004	$73,204	$59,446	$266,138	$233,253

GAAP operating income (loss)	$33,842	$32,166	$(211)	$75,544	$26,188
GAAP operating margin	9.2%	8.5%	(0.1)%	6.0%	2.6%
Amortization of intangibles	1,444	1,470	1,519	5,952	6,731
Stock-based compensation expense	7,779	7,218	8,954	30,505	29,137
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	(3,204)	187	(224)	(2,928)	(25)
Restructuring and other charges	391	329	931	1,702	2,077
Litigation reserves, net	—	22	60	44	160
Non-GAAP operating income	$40,252	$41,392	$11,029	$110,819	$64,532
Non-GAAP operating margin	11.0%	10.9%	4.4%	8.8%	6.5%

GAAP other income (expense), net	$(390)	$(515)	$419	$(5,177)	$844
Gain/loss on investments, net	850	842	—	6,222	223
Non-GAAP other income (expense), net	$460	$327	$419	$1,045	$1,067

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net income (loss)	$30,948	$25,535	$(420)	$58,293	$25,791
Amortization of intangibles	1,444	1,470	1,519	5,952	6,731
Stock-based compensation expense	7,779	7,218	8,954	30,505	29,137
Separation expense	—	—	—	—	264
Change in fair value of contingent consideration	(3,204)	187	(224)	(2,928)	(25)
Restructuring and other charges	391	329	931	1,702	2,077
Litigation reserves, net	—	22	60	44	160
Gain/loss on investments, net	850	842	—	6,222	223
Non-GAAP tax adjustments	(7,246)	(912)	(460)	(11,447)	(4,598)
Non-GAAP net income	$30,962	$34,691	$10,360	$88,343	$59,760

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.99	$0.83	$(0.01)	$1.90	$0.81
Amortization of intangibles	0.05	0.05	0.05	0.19	0.21
Stock-based compensation expense	0.25	0.23	0.29	1.00	0.91
Separation expense	—	—	—	—	0.01
Change in fair value of contingent consideration	(0.10)	0.01	(0.01)	(0.10)	(0.00)
Restructuring and other charges	0.01	0.01	0.03	0.06	0.06
Litigation reserves, net	—	0.00	0.00	0.00	0.01
Gain/loss on investments, net	0.03	0.03	—	0.20	0.01
Non-GAAP tax adjustments	(0.24)	(0.03)	(0.01)	(0.37)	(0.15)
Non-GAAP net income per diluted share [1]	$0.99	$1.13	$0.34	$2.88	$1.87

Shares used in computing GAAP net income (loss) per diluted share	31,235	30,741	30,103	30,640	31,965
Shares used in computing non-GAAP net income per diluted share	31,235	30,741	30,800	30,640	31,965

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2020	September 27, 2020	June 28, 2020	March 29, 2020	December 31, 2019

Cash, cash equivalents and short-term investments	$353,318	$306,818	$258,552	$209,714	$195,707
Cash, cash equivalents and short-term investments per diluted share	$11.31	$9.98	$8.60	$6.98	$6.35

Accounts receivable, net	$337,052	$340,004	$277,490	$257,582	$277,168
Days sales outstanding (DSO)	87	82	90	100	102

Inventories	$172,112	$144,302	$150,585	$180,602	$235,489
Ending inventory turns	5.9	7.3	5.3	3.6	3.1

Weeks of channel inventory:
U.S. retail channel	8.6	5.7	6.4	7.0	8.0
U.S. distribution channel	4.9	2.8	4.2	5.7	4.5
EMEA distribution channel	5.7	6.8	4.7	6.7	5.9
APAC distribution channel	8.2	10.1	11.9	8.3	9.6

Deferred revenue (current and non-current)	$16,623	$13,813	$10,792	$8,963	$8,511

Headcount	818	803	788	797	809
Non-GAAP diluted shares	31,235	30,741	30,070	30,045	30,800

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2020		September 27, 2020		December 31, 2019		December 31, 2020		December 31, 2019

Americas	$259,644	71%	$277,891	73%	$169,128	67%	$897,971	71%	$653,006	65%
EMEA	67,453	18%	63,705	17%	50,491	20%	221,665	18%	200,099	20%
APAC	39,976	11%	36,518	10%	33,352	13%	135,566	11%	145,658	15%
Total	$367,073	100%	$378,114	100%	$252,971	100%	$1,255,202	100%	$998,763	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Connected Home	$296,126	$316,739	$183,859	$1,007,545	$711,391
SMB	70,947	61,375	69,112	247,657	287,372
Total net revenue	$367,073	$378,114	$252,971	$1,255,202	$998,763

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Connected Home	$48,532	$73,343	$29,651	$192,714	$128,852
SMB	770	712	1,095	3,150	4,465
Total service provider net revenue	$49,302	$74,055	$30,746	$195,864	$133,317